[NUMEREX LOGO]                                                      EXHIBIT 99.1
                                                     Investor Relations Contact:
                                                  Alan B. Catherall 770-485-2527


                                  PRESS RELEASE
FOR IMMEDIATE RELEASE

            NUMEREX REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS

 WIRELESS M2M BUSINESS REFLECTS 21% FULL YEAR GROWTH WITH 10% SEQUENTIAL GROWTH
                                IN FOURTH QUARTER

ATLANTA, FEBRUARY 22, 2005 - NUMEREX CORP. (NASDAQ: NMRX), today announced net losses of $258 thousand for the fourth quarter of 2004 and a net loss of $2.1 million for the full year. These results compare to net loss of $425 thousand and a net loss of $1.4 million for the comparable periods of 2003, which included a gain of $1.7 million arising from the sale of Data1Source LLC in September 2003. Basic and fully diluted losses per share were $(.02) for the quarter and $(.19) for 2004 in total. This compares to basic and fully diluted losses per share of $(.04) and $(.13) for the comparable periods of 2003. Net sales were $6.3 million for the quarter and $23.0 million for 2004 in total, compared to $5.3 million and $20.2 million for the comparable periods of 2003. Please see attached financial statements for more details.

"2004 marked a milestone year in which our products and services gained significant traction and heightened visibility," said Stratton Nicolaides, chairman and CEO of Numerex. "We made several advancements in 2004 that will help shape the machine to machine/mobile (M2M) industry, particularly in our markets. For example, we continued the development and repositioned the next generation of our Cellemetry(R) network: CellemetryXG(TM) -- a suite of solution components that supports the entire M2M value chain. CellemetryXG's value-added modules include: Cellemetry(R), the industry's largest wireless data network; Numerex's Multi-Mode/Multi-Path (MMP) Network Access Module(TM) for analog or digital environments; a premium 24/7/365 network support service that facilitates online collaboration with the Numerex Operations Center; and a network strategy that supports continued expansive coverage, legacy network interoperability, and expanded digital capabilities for higher-bandwidth applications".

In addition to CellemetryXG, Numerex announced several significant product developments in 2004, including the following:

- A joint development agreement with Wavecom SA to deliver multi-mode digital radios with new features that increase our network and solution capabilities as well as provide a technology migration path for analog-only customers.

- IP-Alarm, an option for the security industry that allows Central Station Operators to receive industry standard alarm signals from the Numerex Cellemetry Network via the Internet. This solution provides a significant cost savings benefit for Central Stations and opens opportunities for Numerex in international security markets.

- The integration and commercial availability of the CellemetryXG Network with the 3rd Generation Security System (3GS) from Intramerica Security Technologies, an industry leading security solutions provider for U.S. military and security agencies, industrial, financial and commercial applications.

These significant product developments contributed to both revenue growth and a number of customer wins for Numerex in 2004, including the following:

- The best year ever for Uplink, Numerex's dedicated wireless security solution, with recurring service revenues growing sequentially in twenty-two of the last twenty-three quarters.

- Significant growth for Mobile Guardian in the first year of a new distribution agreement with South West Dealer Services.


                                   -continued-

- A major deployment of VendView(TM) by Embotelladora de Toluca, a regional Coca-Cola bottler in Cuernavaca, Mexico. Numerex's VendView wireless vending service continues its successful launch, with several additional trials underway in Mexico and the Caribbean.

-        Continued growth for CellemetryXG wireless data products and services.
         Our overall Cellemetry-based M2M revenues continue to strongly increase reflecting a positive trend in wireless network market activity.

- Digilog's successful integration and deployment of Agilent Technologies monitoring solutions for major cellular carriers.

- BNI's securing significant customer deals through agreements with IBM in the video and distant learning markets.

"The fourth quarter 2004 was marked by strong growth from our wireless data products and services," continued Stratton Nicolaides. "After eliminating revenues associated with Data1Source, LLC, wireless data revenues increased almost 21% compared to the fourth quarter last year and over 10% sequentially. Specifically, the results for the quarter included another strong performance from both Uplink Security and Mobile Guardian. Unfortunately, the growth in wireless was partially offset by a decline in shipments of video conferencing equipment. We, however, remain optimistic about this business and have a robust pipeline of opportunities for 2005 even though it remains a difficult business to forecast.

In addition to the wireless growth that we experienced in the fourth quarter, special mention must be made of the multi-year data and customer services agreement that we signed with DEWALT, a leading manufacturer and marketer of power tools and accessories. Under the terms of this agreement, we will provide both the Cellemetry network and outsourced customer support services for end users of DEWALT's SITELOCK product. SITELOCK is an innovative, portable, wireless alarm system that is designed specifically for the construction industry and uses patented wireless technology to monitor numerous pieces of equipment or various areas of a construction site simultaneously.

Numerex provided cash from operations of $558 thousand for the fourth quarter as a result of both diminished operating losses as well as continued working capital efficiencies. Cash balances also increased by over $250 thousand from the prior quarter despite paying over $300 thousand principal and interest on the $4.5 million term note that we issued in January 2004. In addition, we further strengthened our financial position, and at the end of January 2005, we closed on a second round of financing with the Laurus Master Fund, Ltd., which consisted of a $1.5 million Convertible Term Note. The net proceeds from the financing will be used primarily to provide additional working capital."

Mr. Nicolaides concluded that with respect to the first quarter of 2005, "we expect that growth in wireless revenues will accelerate and again show sequential growth and we estimate that total revenues for the first quarter will range between $5.9 and $6.4 million, reflecting year over year anticipated growth of between 25 and 35%. In addition, we expect our wireless business to grow sequentially at an annualized pace of 35 to 50%. Even though total fourth quarter 2004 revenues were relatively flat with the prior quarter, this does not adequately reflect the dramatic increase in activity in the M2M space. We believe this bodes well for 2005 and beyond."

CONFERENCE CALL AND WEBCAST INFORMATION
Numerex will conduct a conference call later today, February 22, at 11:00 A.M., Eastern Standard Time, accessible by calling 888 243-3996 in the U.S. and Canada, or international by calling 973 935-2403. A live Webcast of the call will also be available via Numerex's Web site at http://www.nmrx.com, under the Investor Relations section. A replay of the conference call will be available via Numerex's Web site beginning two hours after the call.

ABOUT NUMEREX
Numerex is a communications technology business comprised of operating subsidiaries that utilize existing wireless or cellular, Internet and cable infrastructure thereby enabling network access and information management through the deployment of proprietary software and technology. Numerex facilitates the real-time exchange of information between remote devices, people and business systems. This provides companies the ability to remotely connect, monitor, control and diagnose their field assets. The Company primarily markets and sells products and services in wireless data communications through Cellemetry(R), CellemetryXG, Uplink(SM), MobileGuardian(R), VendView(TM), and digital multimedia through PowerPlay(TM) and IPContact(TM). These products and services enable customers around the globe to monitor and move information for a variety of applications from home and business security to distance learning. In addition, the Company offers wireline alarm security products and services, as well as telecommunications network operational support systems.


                                   -continued-

Visit the Numerex Web site for additional information at: www.nmrx.com

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex's future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FORWARD-LOOKING STATEMENTS OR HISTORICAL PERFORMANCE: THE FAILURE TO REALIZE IMPROVEMENTS ON OUR DIGITAL MULTIMEDIA AND NETWORKING BUSINESS; VARIATIONS IN QUARTERLY OPERATING RESULTS, DELAYS IN THE DEVELOPMENT, INTRODUCTION AND MARKETING OF NEW WIRELESS PRODUCTS AND SERVICES; CUSTOMER ACCEPTANCE OF PRODUCTS AND SERVICES; ECONOMIC CONDITIONS; CHANGES IN FINANCIAL AND CAPITAL MARKETS; THE INABILITY TO ATTAIN REVENUE AND EARNINGS GROWTH IN OUR WIRELESS DATA BUSINESS; CHANGES IN INTEREST RATES; INFLATION; THE INTRODUCTION, WITHDRAWAL, SUCCESS AND TIMING OF BUSINESS INITIATIVES AND STRATEGIES; FUTURE CONTRACTION OR ELIMINATION OF FCC-SPONSORED PROGRAMS IN WHICH NUMEREX PARTICIPATES; COMPETITIVE CONDITIONS; THE INABILITY TO REALIZE REVENUE ENHANCEMENTS; AND EXTENT AND TIMING OF TECHNOLOGICAL CHANGES. NUMEREX'S SEC REPORTS IDENTIFY ADDITIONAL FACTORS THAT CAN AFFECT FORWARD-LOOKING STATEMENTS.


                                  -continued -

                                  NUMEREX CORP.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           FOR THE THREE MONTH             FOR THE TWELVE MONTH
                                                                        PERIOD ENDED DECEMBER 31,        PERIOD ENDED DECEMBER 31,

                                                                           2004             2003           2004            2003
                                                                       -----------      -----------      --------        --------
                                                                       (UNAUDITED)      (UNAUDITED)
 NET SALES:
   Product                                                               $  2,683          $  2,379      $  9,697        $  7,930
   Service                                                                  3,617             2,915        13,296          12,227
                                                                         --------          --------      --------        --------
 TOTAL NET SALES                                                            6,300             5,294        22,993          20,157


 Cost of product sales (excluding depreciation of $1 for the
   three-month periods and $2 for nine-month periods, included below)       2,095             1,784         7,626           6,043
 Cost of services (excluding depreciation and amortization)                 1,350             1,090         4,943           4,443
 Depreciation and amortization                                                 88               107           385             642
                                                                         --------          --------      --------        --------
 GROSS PROFIT                                                               2,767             2,313        10,039           9,029
                                                                             43.9%             43.7%         43.7%           44.8%

 Selling, general, and administrative expenses                              2,187             2,094         9,100           8,922
 Research and development expenses                                            221                59           906             905
 Depreciation and amortization                                                417               454         1,664           1,928
                                                                         --------          --------      --------        --------
 OPERATING PROFIT/(LOSS)                                                    (58)             (294)       (1,631)         (2,726)

 Interest income and (expense), net                                          (191)              (77)         (637)           (354)
 Other income and (expense), net                                              (18)              (18)          (52)             56
 Gain on sale of business                                                      --                --           250           1,712
                                                                         --------          --------      --------        --------
 EARNINGS (LOSS) BEFORE TAXES                                                (267)             (389)       (2,070)         (1,312)

 Provision for income taxes                                                    (9)               36             9              92
                                                                         --------          --------      --------        --------
 NET (LOSS)                                                              $   (258)         $   (425)     $ (2,079)       $ (1,404)
                                                                         ========          ========      ========        ========

 BASIC (LOSS) PER COMMON SHARE                                           $  (0.02)         $  (0.04)     $  (0.19)       $  (0.13)
                                                                         ========          ========      ========        ========
 DILUTED (LOSS) PER COMMON SHARE                                         $  (0.02)         $  (0.04)     $  (0.19)       $  (0.13)
 Weighted average number of shares used in per share calculation
   Basic                                                                   10,803            10,790        10,798          10,934
   Diluted                                                                 10,803            10,790        10,798          10,934


                                  -continued -

                                  NUMEREX CORP.
                         SUPPLEMENTAL SALES INFORMATION
                                 (IN THOUSANDS)

                                                          FOR THE THREE MONTH                FOR THE TWELVE MONTH
                                                       PERIOD ENDED DECEMBER 31,           PERIOD ENDED DECEMBER 31,

                                                        2004              2003              2004              2003
                                                     -----------       -----------        --------          --------
                                                     (UNAUDITED)       (UNAUDITED)
Net sales:
    Wireless Data Communications
               Product                                $  1,699          $  1,510          $  5,913          $  4,834
               Service                                   2,403             1,944             8,686             7,853
                                                      --------          --------          --------          --------
                  Sub-total                              4,102             3,454            14,599            12,687
    Digital Multimedia and Networking
               Product                                     973               804             3,434             2,647
               Service                                   1,078               769             3,968             3,518
                                                      --------          --------          --------          --------
                  Sub-total                              2,051             1,573             7,402             6,165
    Wireline Security
               Product                                      11                65               350               449
               Service                                     136               202               641               856
                                                      --------          --------          --------          --------
                  Sub-total                                147               267               991             1,305
    Total net sales
               Product                                   2,683             2,379             9,697             7,930
               Service                                   3,617             2,915            13,296            12,227
                                                      --------          --------          --------          --------
                 Total net sales                         6,300             5,294            22,993            20,157
                                                      ========          ========          ========          ========


                                  -continued-

                                 NUMEREX CORP.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                            DECEMBER 31,     DECEMBER 31,
                                                                                2004             2003
                                                                            ------------     ------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                  $  1,684         $    734
   Accounts receivable, net                                                      3,986            3,093
   Notes Receivable                                                                 41               99
   Inventory                                                                     1,561            3,461
   Prepaid expenses and other current assets                                       736              700
                                                                              --------         --------
             TOTAL CURRENT ASSETS                                                8,008            8,087

PROPERTY AND EQUIPMENT, NET                                                        840            1,296
GOODWILL, NET                                                                   15,014           15,014
OTHER INTANGIBLES, NET                                                           7,213            7,979
SOFTWARE, NET                                                                      598              825
OTHER ASSETS                                                                       939              769
                                                                              --------         --------
             TOTAL ASSETS                                                     $ 32,612         $ 33,970
                                                                              ========         ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                           $  2,601         $  2,498
   Other current liabilities                                                     1,603            1,487
   Note payable, current                                                         1,637            3,500
   Deferred revenues                                                               906              775
   Obligations under capital leases, current portion                                33              282
                                                                              --------         --------
             TOTAL CURRENT LIABILITIES                                           6,780            8,542
LONG TERM LIABILITIES
   Obligations under capital leases and other long term liabilities                  2               62
   Note Payable                                                                  2,178             --
                                                                              --------         --------
             TOTAL LONG TERM LIABILITIES                                         2,180               62

SHAREHOLDERS' EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued                 --               --
Class A common stock - no par value; authorized 30,000,000; issued
  13,203,660 on December 31, 2004 and 13,181,547 on December 31, 2003           36,872           36,793
Additional paid-in-capital                                                         809              439
Treasury stock, at cost, 2,391,400 shares on December 31, 2004 and
  2,391,400 on December 31, 2003                                               (10,197)         (10,197)
Class B common stock - no par value; authorized 5,000,000; none issued            --               --
Accumulated other comprehensive income                                              13               97
Retained earnings                                                               (1,845)          (1,766)
                                                                              --------         --------
                                                                              $ 23,652         $ 25,366
                                                                              --------         --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                    $ 32,612         $ 33,970
                                                                              ========         ========

                                      ###